EXHIBIT 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) dated as of September 5, 2006 (the “Effective Date”), by and between Xenonics Holdings, Inc., a Nevada corporation having its principal offices at 2236 Rutherford Road, Suite 123, Carlsbad, California 92008-7297 (the “Company”), and Third Coast Marketing, LLC, a California limited liability company (the “Consultant”).

WITNESSETH

WHEREAS, the Company, a public company, the shares of which are traded on the American Stock Exchange, designs, manufactures and markets high-end, high-intensity portable illumination products, including lightweight, long range, ultra-high intensity illumination products used in a wide variety of applications by the military, law enforcement, security, search and rescue, and in other commercial markets;

WHEREAS, Consultant provides financial public relations, promotes and enhances the visibility of public companies to the brokerage community and institutional investors;

WHEREAS, the Company wishes to memorialize the contract with Consultant to provide financial public relations advice and related consulting services within its area of expertise as an independent contractor on behalf of the Company;

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant does hereby agree with the Company as follows:

1. Scope of Work. Consultant shall perform the services described in the Work Specification set forth on Appendix 1, which is attached hereto and incorporated herein by reference (hereinafter, the “Services”).

2. Compensation. The Company shall pay Consultant in accordance with the payment schedule set forth on Appendix 2, which is attached hereto and incorporated herein by reference (hereinafter, the “Compensation”) until this Agreement is terminated.

3. Confidential Information.

(a) Except as required by law, Consultant shall not, at any time, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information (defined hereinafter) relating to or arising from the Services, the terms or existence of this Agreement, or the present, past or prospective business of the Company to any third party without the prior consent of the Company.

(b) “Confidential Information” means confidential, non-public, secret or proprietary information which is disclosed to or learned by Consultant in performing the Services at any time during the term of this Agreement, including, without limitation, inventions, discoveries, trade secrets and know-how; computer software code, designs, routines, algorithms and structures; product information; research and development information; lists of clients, prospective clients and other information relating thereto; financial data and information; business plans and processes; and any other information of the Company that the Company informs Consultant, or that Consultant should know by virtue of its position, is non-public or is otherwise to be kept confidential; provided, however that “Confidential Information” shall not include information which: (i) was generally available at the time of disclosure to Consultant or becomes generally publicly available to the public thereafter, other than as a result of disclosure by Consultant, (ii) Consultant can demonstrate was in Consultant’s possession or was available to Consultant on a non-confidential basis, prior to its engagement by the Company, or (iii) becomes available to Consultant from a third party who is under no obligation to maintain the confidentiality of such information.

(c) The confidentiality terms of this Agreement shall be in effect during the entire term of this Agreement and shall remain in full force thereafter.

(d) Consultant agrees that all such Confidential Information, in whatever form, (including all copies thereof) that come into Consultant’s possession or control, whether prepared by Consultant or others: (i) is the property of the Company, (ii) will not be used by Consultant in any way except in the performance of the Services, and (iii) upon the request of the Company at the termination of this Agreement, will be left with, or forthwith returned by Consultant to, the Company.

4. Term and Termination.

(a) This Agreement shall commence on the date hereof and shall continue for an initial period of two (2) years (the “Term”). Notwithstanding the foregoing, the Agreement may be terminated prior to the end of the Term by the Company at any time upon not less than ten (10) days written notice to the Consultant.

(b) Notwithstanding the foregoing, in the event of a termination of this Agreement, the provisions of Section 3 shall not terminate but instead shall survive termination of the Agreement.

5. Representations and Warranties. (a) Each of the Company and the Consultant hereby represents and warrants to the other that:

(i) such party is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the full right, power and corporate or limited liability company authority to execute, deliver and perform this Agreement and to bind all persons or entities, if any, for which it is acting pursuant to this Agreement;

(ii) this Agreement has been duly authorized, executed and delivered by or on behalf of such party and constitutes a legal, valid and binding obligation of such party and all persons or entities, if any, for which such party is acting, enforceable against such party, and all such persons or entities, if any, for which it is acting, in accordance with its terms except: (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(iii) no consent, approval, authorization or order of any person is required for the execution, delivery or performance of this Agreement by such party or any such persons or entities, if any, for which it is acting; and

(iv) neither the execution, delivery nor performance of its obligations under this Agreement by such party or any such persons or entities, if any, for which it is acting will: (i) conflict with, or result in a breach of, or constitute a default under, or result in a violation of, any organizational document of such party (if applicable) or any material agreement or instrument to which such party or any such persons or entities, if any, for which it is acting is a party or by which such party or any such persons or entities, if any, for which it is acting or their property is bound, or (ii) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award of any governmental authority, except for such violations which could not have a material adverse effect on the party’s ability to consummate the transactions contemplated hereby.

(b) The Consultant hereby represents and warrants to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and was not organized for the specific purpose of acquiring the Warrant described in Appendix 2 (the “Warrant”). The Consultant has (i) such business and financial knowledge and experience so as to be capable of evaluating the merits and risks of its ownership of the Warrant and (ii) the ability to bear the economic risk of its investment in the Company for an indefinite amount of time. In addition the Consultant understands that the Warrant has not been registered under the Securities Act or under any state securities laws, and is being issued in reliance upon federal and state exemptions for transactions not involving any public offering and the Warrant or the common shares of the Company issuable upon exercise of the Warrant may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

6. Independent Contractor. This Agreement does not constitute Consultant as agent, employee, legal representative, joint venturer or partner of the Company for any reason whatsoever.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and both of which shall be deemed a single agreement.

8. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

[Signature Page Follows]

EXECUTED as an instrument under seal as of the date first above written.

XENONICS HOLDINGS, INC. By: /s/ Alan P. Magerman

Name: Alan P. Magerman Title: Chairman of the Board

THIRD COAST MARKETING, LLC By: /s/ Lisa R. Cuvelier

Name: Lisa R. Cuvelier Title: Manager

APPENDIX 1

Work Specification

Consultant will provide consulting services relating to (i) financial public relations; (ii) enhancing the Company’s visibility in the financial community, (iii) introducing the Company and its products to possible merger candidates; (iv) introducing the Company to financial institutions and other members of the investment community, and (v) assisting Company personnel in preparing presentation materials in connection with meetings and conferences involving the investment community. In rendering these services, the Consultant shall comply with all applicable laws and regulations.

APPENDIX 2

Compensation

Simultaneously with the execution of this Agreement, the Company shall issue to the Consultant a Warrant to purchase 500,000 Common Shares at US$1.60 per share, such Warrant to vest immediately, and to be exercisable over a five year period. The Consultant shall receive no cash payment for its services and shall not be entitled to any reimbursement of its costs in connection with the performance of services pursuant to the Agreement.

Form of Warrant